UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 4, 2022
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition
On August 4, 2022, New Relic, Inc. (the “Company”) issued a press release announcing its financial results for the first fiscal quarter ended June 30, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information in this Item 2.02, including the press release attached as Exhibit 99.1 hereto, is furnished pursuant to Item 2.02 but shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on May 7, 2022, Mark Sachleben, the Company’s Chief Financial Officer, notified the Board of Directors of the Company (the “Board”) that he intended to retire, but that he would continue to serve in his role as Chief Financial Officer until his successor was appointed.
On August 4, 2022, the Company announced that David Barter had joined the Company as Executive Vice President, effective August 1, 2022, and had agreed to become the Company’s next Chief Financial Officer. The Company expects the Board to formally appoint Mr. Barter to the role on August 17, 2022, at which time Mr. Sachleben will transition into an advisory role with the Company. As Chief Financial Officer, Mr. Barter will serve as the Company’s principal financial officer and principal accounting officer.
Mr. Barter, age 50, served as the Chief Financial Officer of C3.ai, Inc. from October 2020 to December 2021. From May 2017 to October 2020, Mr. Barter served as Senior Vice President and Chief Financial Officer of Model N, Inc., a software company. Prior to that, Mr. Barter held various senior finance roles at Guidewire Software, Inc., Microsoft Corporation, and General Electric Company. Mr. Barter holds a B.B.A. in Finance and Philosophy from the University of Notre Dame and an M.B.A from Northwestern University, Kellogg School of Management.
In connection with Mr. Barter’s appointment as the Company’s Chief Financial Officer, Mr. Barter has entered into an offer letter, pursuant to which he will receive a signing bonus of $35,000 and an annual base salary of $430,000. Mr. Barter will be eligible to receive an annual cash bonus, with a target bonus of 70% of his base salary, and participate in the Company’s long-term equity incentive opportunity, and will also be eligible to participate in the benefit plans and arrangements made available generally to the Company’s executive officers, including entering into a Change in Control and Severance Agreement, pursuant to which he will be entitled to Tier 2 benefits, and an Indemnification Agreement, all in a manner consistent with the compensation that the Company provides to its executive officers. Such compensation and benefit plans and arrangements are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 8, 2022.
In addition, Mr. Barter is also expected, upon appointment as Chief Financial Officer by the Board, to receive initial equity compensation grants under the Company’s 2014 Equity Incentive Plan, as amended, with an aggregate target grant-date value of $7.5 million, split evenly between time-based restricted stock units vesting over a three-year period and performance-based restricted stock units vesting during a performance period through fiscal 2025.
There are no family relationships between Mr. Barter and any director or executive officer of the Company, there is no arrangement or understanding between Mr. Barter and any other person pursuant to which he was selected to serve as the Company’s Chief Financial Officer, and there are no relationships or related transactions between Mr. Barter and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated August 4, 2022, issued by New Relic, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: August 4, 2022	By:	/s/ Mark Sachleben
Mark Sachleben Chief Financial Officer